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                                                              Exhibit 99.4



                    SFX BROADCASTING ANNOUNCES CONSUMMATION
                         OF ITS CONSENT SOLICITATIONS


New York, February 13, 1998 -- SFX Broadcasting, Inc. (NASDAQ: SFXBA) announced today the completion of the solicitations of consents (the "Consent Solicitations") conducted pursuant to the consent solicitation statements dated January 7, 1998, as supplemented on January 28, 1998, copies of which were distributed to the holders of the Company's $450,000,000 10 3/4% Senior Subordinated Notes due 2006 (the "Notes") and the Company's $225,000,000
12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 (the "Shares").

On February 2, 1998, the Company executed the Supplemental Indenture setting forth the proposed amendments to the Notes. On February 10, 1998, the Company filed the Certificate of Designations setting forth the proposed amendments to the Shares. On February 11, 1998, the Company paid the balance of the consent fees to the holders of the Shares and the Notes. The Company delivered partial payment of the consent fees to the holders of the Shares and the Notes on February 4, 1998.

Contact:       SFX Broadcasting, Inc.
               Timothy J. Klahs
               Director, Investor Relations
               (212) 407-9126



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